EXHIBIT 11


                       BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING


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                                                                    Year Ended
                                                                  December 31, 2000
                                                                  ----------------
Weighted average number of basic shares outstanding                     7,237,262

Stock option plan shares to be issued at prices
   ranging from $1.93 to $17.94 per share                                 985,797

Less:   Assumed purchase at average market price
        during the period using proceeds received
        upon exercise of options and purchase of stock,
        and using tax benefits of compensation due to
        premature dispositions                                           (946,200)
                                                                  ----------------

Weighted average number of diluted shares outstanding                   7,276,859
                                                                  ================
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